UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 31, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2, 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Subscription Agreement with Project Viking

On July 31, 2013, Heron Lake BioEnergy, LLC (the “Company”) entered into a subscription agreement (the “Viking Subscription Agreement”) with Project Viking, L.L.C. (“Project Viking”) relating to Project Viking’s purchase of 8,075,000 Class A Units and 15,000,000 Class B Units of the Company for $0.30 per Unit for an aggregate purchase price of $6,922,500.  Under the Company’s Member Control Agreement (“Member Control Agreement”), the Class A Units and the Class B Units (collectively, the “Units”) share ratably in the profits and losses and distribution of assets on a per Unit basis and are otherwise identical with respect to all rights and privileges. The purchase price for the Units was paid on July 31, 2013, and the Units were issued to Project Viking effective July 31, 2013.

The Company used 100% of the $6,922,500 in funds from the Viking Subscription Agreement to pay down the Company’s term revolver note with AgStar Financial Services, PCA (“AgStar”).  Under the Company’s Sixth Amended and Restated Master Loan Agreement with AgStar dated May 17, 2013 (“MLA”), the Company was required to make a principal payment on its term revolver note of not less than $5,000,000 on or before July 31, 2013.  In addition, under the MLA, the Company is required to maintain working capital of at least $5.0 million, measured monthly on a consolidated basis, beginning July 31, 2013.  With the payment of $6,922,500 on the term revolver note, the Company is in compliance with its working capital covenant.  As a result, the interest rate per annum on the Company’s term loan and term revolving loan with AgStar decreased by 2.0% from the interest rate being charged from May 17, 2013 to July 31, 2013.  The foregoing summary of the Sixth Amended and Restated Master Loan Agreement with AgStar does not purport to be complete and is subject to and qualified in its entirety by reference to the Sixth Amended and Restated Loan Agreement , a copy of which was attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2013 that was filed on July 1, 2013.

Immediately following the closing of the Viking Subscription Agreement, there are outstanding 46,697,107 Class A Units of the Company and 15,000,000 Class B Units of the Company, for a total of 61,697,107 Units.  Immediately following the closing of the Viking Subscription Agreement, Project Viking owns 24,080,949 Class A Units of the Company and 15,000,000 Class B Units of the Company, for a total of 39,080,949 Units or 63.34% of the 61,697,107 Units outstanding immediately following the closing of the Viking Subscription Agreement.  As a result, under the Company’s Member Control Agreement, Project Viking is entitled to appoint five (5) of the nine (9) governors to the Company’s Board of Governors.

The transactions and agreements with Project Viking and Granite Falls Energy, LLC (“GFE”) described in this Current Report on Form 8-K, including the issuance of Units to Project Viking constituting a majority control position, were reviewed and approved by a Special Committee of the Board of Governors the Company (the “Board”).  The Special Committee was comprised of Robert J. Ferguson, Doug Schmitz, David J. Woestehoff, Michael S. Kunerth and Milton J. McKeown. The governors serving on the Special Committee had no personal interest in the transactions contemplated by the Viking Subscription Agreement, Subscription Supplement Agreement or other agreements described in this Current Report on Form 8-K. The governors serving on the Special Committee also were not affiliated with GFE or Project Viking or any of their respective affiliates.  Fagen, Inc. owns approximately 12.82% of the outstanding units of GFE as of July 31, 2013.

Subscription Supplement Agreement with Granite Falls Energy and Project Viking

Effective July 31, 2013, immediately following the closing of the Viking Subscription Agreement, GFE acquired 100% of the membership interests of Project Viking (including all governance rights and financial rights).

In connection with the Viking Subscription Agreement, the Company entered into a Subscription Supplement Agreement (“Subscription Supplement Agreement”) with Project Viking and GFE.  Pursuant to the Subscription Supplement Agreement, Project Viking exercised its right under the Member Control Agreement to appoint five governors to the Board as described in Item 5.02 of this Current Report on Form 8-K.

Project Viking also agreed to vote its Units in favor of and to cause the governors it appointed to the Board to vote in favor of three specified amendments to the Member Control Agreement.  The first specified amendment is to Section 5.1(c) of the Member Control Agreement to add those actions identified in Section 5.1(d)(i)-(iv) of the Member Control Agreement to the actions, agreements, instruments or items specified in Section 5.1(c) that require the affirmative vote of at least two-thirds of the voting power of the governors in office.  Until the approval of these specified amendments by the Company’s members, Project Viking will cause each governor it has a right to appoint under Section 5.3(a)(iv) to vote in favor of any action identified in Section 5.1(d)(i)-(iv) of the Member Control Agreement only if at least one elected governor then serving on the Board also votes in favor of such action.  The second specified amendment is to Section 5.1(k) of the Member Control Agreement to add provisions consistent with the Subscription Supplement Agreement relating to alternates acting in the place and stead of absentee governors.  The third specified amendment is to delete the last sentence of Section 6.2(a) of the Member Control Agreement relating to the authority of the Board to increase the minimum ownership requirements and to place other membership restrictions on the holders of Class B Units. The Company agreed to call a special member meeting to consider and vote upon the specified amendments as soon as practicable following the closing.

The Company made certain representations and warranties to Project Viking relating to its capitalization, the absence of anti-dilution provisions, repurchase and redemption obligations, corporate action, absence of conflicts, due authorization, liabilities, compliance with laws, operation of its business and similar matters.  GFE and Project Viking made representations and warranties to the Company regarding Project Viking’s subscription for Units and GFE’s voting and dispositive power over the Units and Interim Subordinated Note (as defined below) held by Project Viking.

GFE agreed to cause Project Viking to act in compliance with its covenants and obligations under the Subscription Supplement Agreement and the Viking Subscription Agreement.

Prior to the closing of the Viking Subscription Agreement, the Company had been conducting an offering of a maximum of $12 million in aggregate principal amount of promissory notes (the “Offering”) titled “7.25% Secured Subordinated Notes due 2018” (the “Notes”) pursuant to the terms of that certain Confidential Disclosure Statement dated June 11, 2013, as supplemented on June 21, 2013 (the “Disclosure Statement”).  As of July 31, 2013, the Company held approximately $6,524,000 in principal amount of Notes in escrow.  With respect to the subscriptions held in escrow or subscriptions for Notes subsequently received by the Company, the Company agreed to accept no more than $3,670,500 of such subscriptions.

Within 10 days following July 31, 2013, the Company will initiate a confirmation/re-subscription process to supplement and amend the terms of the offering and to require confirmation of subscriptions by subscribers to the Notes and holders of the 7.25% Subordinated Secured Notes due 2018 (the “Interim Subordinated Notes”) the Company sold on May 17, 2013. This process will allow such persons to (1) confirm/re-subscribe their subscription or Interim Subordinated Notes for Notes pursuant to the terms of the Offering under the Disclosure Statement, as supplemented or amended, or (2) elect to convert the principal amount of their subscription or Interim Subordinated Notes into a subscription for Units, at the rate of $0.30 per Unit. The subscription payments of persons other than the holders of the Interim Subordinated Notes who do not affirmatively confirm / re-subscribe their subscription by the end of the confirmation / re-subscription period (which will be no later than August 31, 2013) will be returned promptly to the subscriber from escrow without interest or deduction.

Project Viking holds $102,000 in principal amount of the aggregate of $1,407,000 in principal amount of Interim Subordinated Notes. On October 1, 2014, and each anniversary date thereafter prior to the maturity date, on the maturity date, and immediately prior to the effective time of any sale of all or substantially all of the assets of the Company or merger, the holders of the Interim Subordinated Notes may convert all (but not less than all) of the outstanding principal balance of the Interim Subordinated Notes into Class A Units of the Company, at the rate of $0.30 per Class A Unit.  As contemplated by the Subscription Supplement Agreement, described below, the Company will offer each holder of an Interim Subordinated Note, including Project Viking, the opportunity to elect to convert the principal amount of the Interim Subordinated Notes into a subscription for Units, at the rate of $0.30 per Unit.

In connection with the Subscription Supplement Agreement, GFE and the Company also agreed to enter into the Management Services Agreement described below.

Management Agreement with Granite Falls Energy

On July 31, 2013, the Company also entered into a Management Services Agreement with GFE.  Under the Management Services Agreement, GFE agreed to supply its own personnel to act as part-time officers and managers of the Company for the positions of Chief Executive Officer, Chief Financial Officer, and Commodity Risk Manager.  Each person providing management services is subject to oversight by the Company’s Board of Governors.  However, the Chief Executive Officer is solely responsible for hiring and firing persons providing management services under the Management Services Agreement.

The initial term of the Management Services Agreement is three years.  At the expiration of the initial term, the Management Services Agreement will automatically renew for successive one-year terms unless and until the Company or GFE gives the other party 90-days written notice of termination prior to expiration of the initial term or the start of a renewal term.  The Management Services Agreement may also be terminated by either party for cause under certain circumstances.

GFE is responsible for and agreed to directly pay salary, wages, and/or benefits to the persons providing management services under the Management Services Agreement.  The Company agreed to pay GFE $35,000 per month for the first year of the Management Services Agreement.  During years two and three of the Management Services Agreement, the Company agreed to pay GFE 50% of the total salary, bonuses and other expenses and costs (including all benefits and tax contributions) incurred by GFE for the three management positions, paid on an estimated monthly basis with a “true-up” following the close of GFE’s fiscal year.

The foregoing summaries of the Subscription Agreement, Subscription Supplement Agreement and Management Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to such agreements, which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013.

ITEM 3.02                                    UNREGISTERED SALES OF EQUITY SECURITIES

The information in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Units pursuant to the Viking Subscription Agreement is incorporated herein by reference.  The offer and sale of the Units to Project Viking was a transaction not registered under the Securities Act of 1933, as amended.

Based on the manner of sale of the Units and representations of Project Viking, which represented that it is an accredited investor and a resident of the State of Minnesota, the Company believes that the offer and sale of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) because (1) the offer and sale of the Units was a transaction by the Company not involving any public offering within the meaning of Section 4(2) of the Act, by virtue of Regulation D promulgated thereunder and (2) the Units were part of an issue offered and sold only to a person resident within the State of Minnesota, where the Company is a person resident and doing business within the State of Minnesota within the meaning of Rule 147 and Section 3(a)(11) of the Act.

ITEM 5.01                                    CHANGES IN CONTROL OF REGISTRANT

The information set forth in Item 1.01 and Item 5.02 of this Form 8-K is incorporated herein by reference.

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Subscription Supplement Agreement, Milton J. McKeown resigned as a governor of the Company effective as of the close of business on July 31, 2013.

Under Section 5.3(a)(iv) of the Member Control Agreement, Project Viking became entitled to appoint five governors to the Board as a result of the Viking Subscription Agreement.  Pursuant to the Subscription Supplement Agreement, Project Viking removed two governors, Kenton Johnson and Steve Core, and appointed the following five governors effective as of the close of business on July 31, 2013: Paul Enstad, Rodney Wilkison, Dean Buesing, Marten Goulet, and Shannon Johnson.  Project Viking also appointed Leslie Bergquist and David Thompson to serve as alternates to the five Project Viking appointed governors.  All five of the governors appointed by GFE to the Board and the two alternates appointed by GFE are current governors of GFE.  The following biographical information for each of these governors and alternates was provided by GFE:

Paul Enstad, age 54, is the Chairman of the GFE Board of Governors. Mr. Enstad has served on the board of governors of GFE since its inception. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He served on the board of directors of Farmers Cooperative Elevator Company, a member of GFE, for 15 years until 2011.

Rod Wilkison, age 59, is the Vice Chairman of the GFE Board of Governors. Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-large governor in 2007. Mr. Wilkison has served as a member of the Audit Committee since being elected as an at-large governor in 2007. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural

Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Dean Buesing, age 60, is the Secretary of the GFE Board of Governors and has served on the Board since 2009. Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Since 1980, he has served as president of Buesing Farms, Inc. He is also President of Buesing-Buesing, LLC, which is a farming operation formed in 2006. In 2007, Buesing Ag Partnership was formed, in which he is a partner with his brother and nephew. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota from 1998 to 2002. Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. From 2007 to 2011, Mr. Buesing served as a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations.

Marten Goulet, age 34, has served on the board of governors of GFE since 2012.  Mr. Goulet is the Chief Financial Officer of Wagner Construction. Based in International Falls, Minnesota, Wagner Construction is an underground utility and site development contractor with operations in Minnesota, North Dakota, Michigan, Arizona, and Canada. Prior to joining Wagner Construction, Mr. Goulet spent 8 years in the Twin Cities managing banking relationships and providing financial services to companies with annual revenues of $20 million to $1 billion, including construction, manufacturing, wholesaling, and service-related industries. Mr. Goulet serves on the board of KBB, LLC, a general contractor with operations in Minnesota and North Dakota. Mr. Goulet received his B.A. in Finance from Bemidji State University and his M.B.A. in Accounting from the University of St. Thomas in St. Paul.

Shannon Johnson, age 52, has served on the board of governors of GFE since its inception.  Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He is a Yellow Medicine County Corn Growers Board member and a Soybean Growers member.

Leslie Bergquist, age 53, has served on the board of governors of GFE since 2013. Mr. Bergquist is currently the owner and President of Bergquist Consulting Corporation, performing commercial and agricultural loan reviews and appraisal reviews. He also serves as a farm manager for Fagen Farms, LLC, which is an affiliate of Fagen, Inc., a bus driver for Bennett & Bennett Transportation, and works for Granite Falls Municipal Hospital and Manor in ambulance transport services. Prior to founding Bergquist Consulting Corporation in January 2012, Mr. Bergquist served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011. He also previously worked at Yellow Medicine County Bank, holding the positions of President, Vice President, and director over the course of his tenure. Mr. Bergquist’s community involvement includes current and previous involvement with the Minnesota Bankers Association, Minnesota Valley Antique Farm Power and Machinery Association, Granite Falls Kiwanis, Yellow Medicine East Dollars for Scholars, Steelesville Cemetery Association, City of Granite Falls Planning Commission, and Granite Falls Lutheran Church. He received his Bachelor’s degree in Agronomy from the University of Minnesota.

David Thompson, age 64, was designated in November 2009 by GFE’s at-large governors to serve as GFE’s at-large alternate governor to act in the absence of an at-large governor. For the past five years, Mr. Thompson has been president of Flolo-Thompson, Inc., a consulting firm serving value added agricultural plants in the design, development and operation of their business. Much of Mr. Thompson’s consulting work focuses on transportation, logistics and marketing. Mr. Thompson is a graduate of the University of Minnesota. Prior to founding Flolo-Thompson, Inc., Mr. Thompson worked in varying capacities for Cargill, Bunge Corporation and the Burlington Northern Railway.

Alternates will receive notice of all Board meetings and all information provided the Board.  Alternates will be entitled to attend all meeting of the Board.  Alternates will not be entitled to vote at Board meetings, provided that alternates may participate in Board meetings, and provided further that alternates will serve as replacement governors and will be entitled to vote at any Board meeting at which the appointed governor or elected governor for which the alternate is serving as alternate is absent.

In connection with the Management Agreement, on August 1, 2013, the Board appointed Steve Christensen as the Company’s Chief Executive Officer and Stacie Schuler as the Company’s Chief Financial Officer.  The Company will not compensate either executive for his or her services, but instead the Company will compensate GFE for the executives’ services pursuant to the Management Agreement. The following biographical information for each of these executives was provided by GFE:

Mr. Christensen, age 56, has served as the Chief Executive Officer and General Manager of GFE since April 2012. From 2005 through December 2011, Mr. Christensen was Chief Executive Officer and General Manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin until its purchase by Big River Resources in December 2011. Mr. Christensen also has a family farm operation with his brother in southwest Iowa. Mr. Christensen holds a B.S. degree in Animal Science from Iowa State University and has completed some post graduate work in business.

Ms. Schuler, age 40, has served as the Chief Financial Officer and Controller of GFE since July 2005. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Steve Christensen
Steve Christensen
Chief Executive Officer

Date: August 2, 2013